Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of May 7, 2021, is made and entered into by and among Repay Holdings Corporation, a Delaware corporation (the “Parent”) and BillingTree Parent, L.P., a Delaware limited partnership (“Investor”). Except as expressly provided herein, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, Parent and Investor are parties to that Agreement and Plan of Merger, dated as of May 7, 2021 (the “Merger Agreement”), pursuant to which Parent will issue to Investor shares of Class A Common Stock of Parent, par value $0.0001 per share (the “Common Stock”) as the Closing Stock Merger Consideration, subject to the terms and conditions in the Merger Agreement, such shares referred to herein as the “Merger Shares”;

WHEREAS, pursuant to Section 6.14 of the Merger Agreement, during the period beginning from the Closing Date and continuing and including the date that is 180 days after the date thereof (the “Lock-Up Period”), Investor agreed that subject to certain exceptions, it will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer, assign or dispose of any of the Merger Shares; and

WHEREAS, as a condition and inducement to Investor’s willingness to enter into the Merger Agreement, Parent and Investor desire to enter into this Agreement, pursuant to which Parent will grant Investor certain registration rights with respect to the Merger Shares, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I
DEFINITIONS

1.1Certain Definitions.  For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“Action” means any demand, action, claim, dispute, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international Governmental Entity or any arbitration or mediation tribunal.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person; provided, however, that neither Investor nor any of its Affiliates shall be deemed to be an Affiliate of Parent or any of its Subsidiaries for purposes of this Agreement, and neither Parent nor any of its Subsidiaries shall be deemed to be an Affiliate of Investor or any of its Subsidiaries for purposes of this Agreement.  As used in this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise).

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by applicable Law to close.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“Governmental Entity” means any United States federal, state or local, or foreign, international or supranational, government, court or tribunal, or administrative, executive, governmental or regulatory or self-regulatory body, agency or authority thereof.

“Law” means any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Entity.

“Parties” means Parent, Investor and any permitted transferees that are parties hereto, and each, a “Party”.

“Person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization, limited liability Parent or governmental or other entity.

“Registrable Shares” means, at any time, (i) the Merger Shares and (ii) any shares of capital stock or other equity securities issued in exchange for or in substitution of a dividend or distribution on any Merger Shares, but excluding any such Merger Shares that have, after the date hereof, been Transferred pursuant to (a) a registration statement or valid registration exemption under, and in compliance with the requirements of, the Securities Act such that such shares are freely tradeable or (b) Rule 144 under, and in compliance with the requirements of, the Securities Act.

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“Representatives” means, with respect to any Person, such Person’s officers, directors, managers, employees, financing sources, consultants, agents, financial advisors, attorneys, accountants, other advisors, Affiliates and other representatives.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Subsidiary” means, with respect to any Person, another Person, an amount of the voting securities or other voting ownership interests of which is sufficient, together with any contractual rights, to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person; provided, that neither Parent nor any of its Subsidiaries shall be deemed to be a Subsidiary of Investor or any of its Subsidiaries for purposes of this Agreement.

“Transfer” means, directly or indirectly (whether by merger, operation of law or otherwise), to sell, transfer, assign or otherwise dispose of or encumber (other than as security in connection with any bona fide loan or financing transaction) any direct or indirect economic, voting or other rights in or to any Common Stock, including by means of (i) the Transfer of an interest in a Person that directly or indirectly holds such Common Stock or (ii) a hedge, swap or other derivative.

“underwritten offering” means an offering in which Securities of Parent are sold to one or more underwriters (as defined in Section 2(a)(11) of the Securities Act) for resale to the public.

1.2Other Terms.  For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated.

Agreement	Preamble
Blackout Period	2.2
Claim Notice	2.8(a)
Claims	2.7(a)
Common Stock	Recitals
Parent	Preamble
Counsel	2.4(a)(i)
Effective Period	2.1
Fee Letters	Recitals
Indemnifying Party	2.8(a)
Investor	Preamble
Lock-Up Period	Recitals
Merger Agreement	Recitals
Merger Shares	Recitals
Non-Marketed Shelf Offering	2.3
Parent	Recitals
Required Investor Information	2.5(a)
Shelf Registration Statement	2.1

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Article II

REGISTRATION RIGHTS

2.1Shelf Registration Statement.  As promptly as practicable after the date hereof, Parent shall prepare and file with the SEC a “shelf” registration statement on Form S-3 (except if Parent is not then eligible to use Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the Exchange Act) with respect to the offer and resale or distribution of all Registrable Shares in accordance with Rule 415 (such registration statement together with any additional registration statements filed to register any Registrable Shares, the “Shelf Registration Statement”).  Parent will use commercially reasonable efforts to (i) cause the Shelf Registration Statement, when filed, to comply in all material respects with all legal requirements applicable thereto, (ii) respond as promptly as reasonably practicable to, and resolve all comments received from, the SEC or its staff concerning the Shelf Registration Statement, (iii) have the Shelf Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, but in any event no later than the expiration of the Lock-Up Period and (iv) maintain the effectiveness of (and availability for use of) the Shelf Registration Statement (including by filing any post-effective amendments thereto or prospectus supplements in respect thereof) until such time as there are no Registrable Shares or this Agreement is terminated pursuant to Section 3.13 (the “Effective Period”).  Notwithstanding the foregoing provisions of this Section 2.1, if the SEC prevents Parent from including on a Shelf Registration Statement any or all of the Registrable Shares to be registered pursuant to this Section 2.1 due to limitations on the use of Rule 415 of the Securities Act for the resale of Registrable Shares by Investor, such Shelf Registration Statement shall register the resale of a number of Registrable Shares which is equal to the maximum number of shares as is permitted by the SEC, and Parent shall use commercially reasonable efforts to register all such remaining Registrable Shares for resale as promptly as reasonably practicable in accordance with the applicable rules, regulations and guidance of the SEC.

2.2Blackout Periods.  Notwithstanding anything in Section 2.1 to the contrary, Parent shall be entitled to postpone and delay the filing or effectiveness (but not the preparation) of any Shelf Registration Statement or the offer or sale of any Registrable Shares thereunder for up to 60 days (i) for reasonable periods of time in advance of the release of Parent’s quarterly and annual financial results and (ii) for reasonable periods of time (any such postponement and delay permitted by this Section 2.2 being, a “Blackout Period”), if (A) Parent determines in its good faith judgment that any such filing or effectiveness of a Shelf Registration Statement or the offering or sale of any Registrable Shares thereunder would (1) impede, delay or otherwise interfere with any pending or proposed material acquisition, disposition, corporate reorganization or other similar material transaction involving Parent as to which Parent has taken substantial steps and is proceeding with reasonable diligence to effect, (2) adversely affect any registered underwritten public offering of Parent’s securities for Parent’s account as to which Parent has taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering, or (3) require disclosure of material non-public information which, in the reasonable discretion of Parent, acting in good faith, would have an adverse effect on the business, operations or management of Parent or any of its Affiliates if disclosed at such time or (B) Parent determines in its good faith judgment that Parent is required

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by Law to amend or supplement the affected Shelf Registration Statement or the related prospectus so that such Shelf Registration Statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Parent shall give written notice to Investor of its determination to postpone or delay the filing of such Shelf Registration Statement or other imposition of a Blackout Period and a general statement of the reason for such deferral and an approximation of the anticipated delay.  Upon notice by Parent to Investor of any such determination, Investor shall, except as required by applicable Law, keep the fact of any such notice strictly confidential, and during any Blackout Period (or until such Blackout Period shall be earlier terminated in writing by Parent), promptly halt any offer, sale, trading or transfer by it of any shares of Common Stock and promptly halt any use, publication, dissemination or distribution of any prospectus or prospectus supplement covering such Registrable Shares and, if so directed by Parent, shall deliver to Parent any copies then in its possession of any such prospectus or prospectus supplement.  A deferral of the filing or effectiveness of a Shelf Registration Statement or other imposition of a Blackout Period pursuant to this Section 2.2 shall be lifted as soon as practicable, and Parent shall promptly (and in any event within five (5) Business Days) notify in writing Investor of the termination of the Blackout Period. Parent may impose a Blackout Period under clause (ii) of the first sentence of this Section 2.2 only twice in any twelve (12) month period for up to an aggregate of 90 days.

2.3Underwritten Shelf Offering

(a)At any time that the Shelf Registration Statement is effective, if Investor delivers a notice to Parent stating that it intends to sell all or part of its Registrable Securities included by it on the Shelf Registration Statement in a non-marketed (no customary “road show” or substantial marketing efforts) underwritten offering (a “Non-Marketed Shelf Offering”), then, Parent shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Non-Marketed Shelf Offering.

(b)Parent shall have no obligation to effect more than two (2) Non-Marketed Shelf Offerings under this Section 2.3.

(c)Investor shall select the investment banking firm or firms to act as the lead underwriter or underwriters in connection with any Non-Marketed Shelf Offering, subject to consultation with and prior written approval from Parent.  No holder of Registrable Securities may participate in any Non- Marketed Shelf Offering under this Section 2.3 unless such holder (i) agrees to sell the Registrable Securities it desires to include in the Non-Marketed Shelf Offering on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements.

2.4Registration Procedures.

(a)Without limiting the foregoing provisions of this Agreement, in connection with each Shelf Registration Statement prepared pursuant to this Article II pursuant to which

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Registrable Shares will be offered and sold, and in accordance with the intended method or methods of distribution of the Registrable Shares as described in such Shelf Registration Statement, Parent shall use commercially reasonable efforts to, as expeditiously as reasonably practicable:

(i)before filing a Shelf Registration Statement or related prospectus or any amendments or supplements thereto (except for Annual Reports on Form 10‑K, Quarterly Reports on Form 10-Q, proxy statements and Current Reports on Form 8‑K and any similar or successor reports), Parent shall furnish to one counsel for Investor (which such counsel shall be confirmed to Parent in writing (the “Counsel”)) draft copies of all such documents proposed to be filed (other than any portion thereof which contains information for which Parent has sought confidential treatment) as far in advance as reasonably practicable prior to filing (and in any event at least five (5) Business Days prior to such filing or such shorter time period as may be agreed by Investor and Parent), which documents will be subject to the reasonable review and (except for exhibits) comment of Investor and the Counsel and the underwriters in connection with any Non-Marketed Shelf Offering, and Parent shall reasonably consider all such comments, edits and objections and incorporate any such comments and edits proposed reasonably and in good faith prior to filing any amendment or supplement to any Shelf Registration Statement;

(ii)furnish without charge to Investor and the underwriters, if any, at least one conformed copy of the Shelf Registration Statement and each post-effective amendment or supplement thereto (including all schedules and exhibits but excluding all documents incorporated or deemed incorporated therein by reference, unless requested in writing by Investor or an underwriter, except to the extent such exhibits and schedules are currently available via EDGAR and other than any portion thereof which contains information for which Parent has sought confidential treatment) and such number of copies of the Shelf Registration Statement and each amendment or supplement thereto (excluding exhibits and schedules) and the summary, preliminary, final, amended or supplemented prospectuses included in such registration statement as Investor or such underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares being sold by Investor (Parent hereby consents to the use in accordance with the U.S. securities laws of such Shelf Registration Statement (or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by Investor and the underwriters, if any, in connection with the offering and sale of the Registrable Shares covered by such Shelf Registration Statement or related prospectus);

(iii)keep such Shelf Registration Statement effective and updated (including the filing of a new registration statement upon the expiration of a prior one) with respect to the disposition of all Registrable Shares subject thereto throughout the Effective Period, and prepare and file with the SEC such amendments, post-effective amendments and supplements to the Shelf Registration Statement and the related prospectus as may be necessary to maintain the effectiveness of the registration for the Effective Period) and cause the prospectus (and any amendments or supplements thereto) to be filed with the SEC;

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(iv)register or qualify the Registrable Shares covered by such Shelf Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as Investor and any managing underwriter or underwriters may reasonably request, keep such registrations or qualifications in effect for so long as the Shelf Registration Statement remains in effect, and do any and all other acts and things which may be reasonably necessary to enable Investor or any underwriter to consummate the disposition of the Registrable Shares in such jurisdictions; provided, however, that in no event shall Parent be required to (A) qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this clause (iv), be required to be so qualified, or (B) take any action which would subject it to service of process (other than in connection with the sale of the securities covered by the Shelf Registration Statement) or taxation in any jurisdiction where it would not otherwise be obligated to do so, but for this clause (iv);

(v)promptly notify Investor and the managing underwriter or underwriters in connection with any Non-Marketed Shelf Offering after becoming aware thereof, (A) when the Shelf Registration Statement or any related prospectus or any amendment or supplement thereto has been filed (except for Annual Reports on Form 10‑K, Quarterly Reports on Form 10-Q, proxy statements and Current Reports on Form 8‑K and any similar or successor reports), and, with respect to the Shelf Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the SEC or any U.S. state securities authority for amendments or supplements to the Shelf Registration Statement or the related prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by Parent of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, or (E) within the Effective Period of the happening of any event or the existence of any fact which makes any statement in the Shelf Registration Statement or any post-effective amendment thereto, prospectus or any amendment or supplement thereto, or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Shelf Registration Statement or post-effective amendment thereto or any prospectus or amendment or supplement thereto so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vi)during the Effective Period, obtain the withdrawal of any order enjoining or suspending the use or effectiveness of the Shelf Registration Statement or any post-effective amendment thereto or the lifting of any suspension of the qualification of any of the Registrable Shares for sale in any jurisdiction;

(vii)deliver to Investor and the managing underwriter or underwriters in connection with any Non-Marketed Shelf Offering copies of all material correspondence between the SEC and Parent, its counsel or auditors and all memoranda relating to

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discussions with the SEC or its staff with respect to the Shelf Registration Statement (except to the extent such correspondence is currently available via EDGAR or relates to information subject to a confidential treatment request); provided, that any such delivery, review or investigation shall not interfere unreasonably with Parent’s business;

(viii)provide and cause to be maintained a transfer agent and registrar for all Registrable Shares covered by such Shelf Registration Statement not later than the effective date of such Shelf Registration Statement;

(ix)cooperate with Investor and the managing underwriter or underwriters in connection with any Non-Marketed Shelf Offering to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold under the Shelf Registration Statement in a form eligible for deposit with the Depository Trust Corporation not bearing any restrictive legends (other than as required by the Depository Trust Corporation) and not subject to any stop transfer order with any transfer agent, and cause such Registrable Shares to be issued in such denominations and registered in such names as the managing underwriters in connection with such Non-Marketed Shelf Offering may request in writing;

(x)in the case of a Non-Marketed Shelf Offering, enter into, concurrently with Investor, an underwriting agreement customary in form and substance (taking into account Parent’s prior underwriting agreements) and reasonably acceptable to Parent for a firm commitment underwritten secondary offering of the nature contemplated by the Shelf Registration Statement;

(xi)obtain an opinion from Parent’s counsel and a “cold comfort” letter from Parent’s independent public accountants (and, if necessary, any other independent certified public accountants of any Subsidiary of Parent or of any business acquired by Parent for which financial statements and financial data is, or is required to be, included in the Shelf Registration Statement) in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters in connection with an offering of the nature contemplated by the Shelf Registration Statement;

(xii)otherwise comply with all applicable rules and regulations of the SEC and any applicable national securities exchange;

(xiii)use best efforts to cause all such Registrable Shares to be listed on each securities exchange on which similar securities issued by Parent are then listed and, if not so listed, to be listed on a securities exchange and, without limiting the generality of the foregoing, to arrange for at least two market markers to register as such with respect to such Registrable Shares with FINRA;

(xiv)make available for inspection by any seller of Registrable Shares, any underwriter participating in any disposition or sale pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of Parent as will be necessary to enable them to exercise their due diligence

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responsibility, and cause Parent’s officers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement and the disposition of such Registrable Shares pursuant thereto; and

(xv)permit Investor, if it determine in its sole and exclusive judgment that it might be deemed to be an underwriter, to participate in the preparation of such registration or comparable statement and to allow Investor to provide language for insertion therein, in form and substance satisfactory to Parent, which in the reasonable judgment of Investor and its counsel should be included.

(b)In the event that Parent would be required, pursuant to Section 2.4(a)(v)(E) to notify Investor or the managing underwriter or underwriters in connection with any Non-Marketed Shelf Offering of the occurrence of any event specified therein, Parent shall, as promptly as practicable, prepare and furnish to Investor and to each such underwriter a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Shares that have been registered pursuant to this Agreement, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Investor agrees that, upon receipt of any notice from Parent pursuant to Section 2.4(a)(v)(C), Section 2.4(a)(v)(D) or Section 2.4(a)(v)(E) hereof, it shall, and shall use all commercially reasonable efforts to cause any sales or placement agent or agents for the Registrable Shares and the underwriters, if any, to, forthwith discontinue disposition of the Registrable Shares until such Person shall have received notice from Parent that such offers and sales of the Registrable Shares may be resumed and, if applicable, such Person shall have received copies of such amended or supplemented prospectus and, if so directed by Parent, to destroy all copies, other than permanent file copies, then in its possession of the prospectus (prior to such amendment or supplement) covering such Registrable Shares as soon as practicable after Investor’s receipt of such notice.

2.5Obligations of the Parties.

(a)Investor Information.  Investor shall furnish to Parent in writing such information (“Required Investor Information”) regarding Investor, the Registrable Shares held by it and its intended method of distribution of the Registrable Shares as Parent may from time to time reasonably request in writing, and shall execute such documents in connection with such registration as may reasonably be required to effect the registration, in order for Parent to comply with its obligations under all applicable securities and other laws and to ensure that the prospectus relating to such Registrable Shares, or any amendment or supplement to a registration statement or prospectus, conforms to the applicable requirements of the Securities Act and the rules and regulations thereunder.  If Investor fails to provide the requested information or execute such documents in connection with such registration as may reasonably be required to effect the registration within five (5) Business Days of the receipt by Investor of such request, Parent shall be entitled to refuse to register Investor’s Registrable Shares in the applicable Shelf Registration Statement. Investor shall notify Parent as promptly as practicable of any inaccuracy or change in any Required Investor Information previously furnished by Investor to Parent or of the occurrence

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of any event, in either case as a result of which any prospectus relating to the Registrable Shares contains or would contain an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in connection with any registration, and promptly furnish to Parent any additional information required to correct and update such previously furnished Required Investor Information or required so that such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)Filing Cooperation.  Investor agrees to cooperate with Parent as reasonably requested by Parent in connection with the preparation and filing of any Shelf Registration Statement in which any Registrable Shares held by Investor are being included.

2.6Expenses.  Parent shall bear all other fees and expenses in connection with any Shelf Registration Statement and related prospectuses, amendments and supplements thereto prepared, filed or caused to become effective pursuant to this Article II, including all registration and filing fees, all printing costs and all fees and expenses of counsel and accountants for Parent and its Subsidiaries.  In no event shall Parent be responsible for any underwriting, broker or similar commissions of Investor or any legal fees or other costs of Investor that are not described in the immediately preceding sentence.

2.7Indemnification; Contribution.

(a)In the event any Registrable Shares are included in a Shelf Registration Statement contemplated by this Agreement, Parent shall, and it hereby agrees to, indemnify and hold harmless, or cause to be indemnified and held harmless, Investor and its officers, directors, managers, partners, employees, agents, representatives, trustees and controlling Persons, if any, in any offering or sale of the Registrable Shares, against any losses, claims, damages or liabilities in respect thereof and expenses (including reasonable fees and expenses of counsel) or Actions in respect thereof (collectively, “Claims”), to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement effected with the consent of Parent as provided herein) arise out of or are based upon an untrue statement of a material fact contained in any Shelf Registration Statement, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, that Parent shall not be liable to Investor (or its officers, directors, managers, partners, employees, agents, representatives, trustees and controlling Persons, if any) in any such case to the extent that any such Claims arise out of or are based upon an untrue statement or omission made in such Shelf Registration Statement, or preliminary or final prospectus, or amendment or supplement thereto, in reliance upon and in conformity with the Required Investor Information furnished to Parent in writing by Investor or on behalf of Investor by any Representative of Investor, expressly for use therein, that is the subject of the untrue statement or omission.

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(b)In the event any Registrable Shares are included in a Shelf Registration Statement contemplated by this Agreement, Investor shall, and hereby agrees to indemnify and hold harmless Parent and its officers, directors, managers, employees, agents, representatives and controlling Persons, if any, in any offering or sale of its Registrable Shares against any Claims to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement as provided herein), or Actions in respect thereof, arise out of or are based upon an untrue statement of a material fact contained in any Shelf Registration Statement, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case only to the extent that such untrue statement or omission was made in reliance upon and in conformity with the Required Investor Information furnished to Parent in writing by Investor or its Representative expressly for use therein that is the subject of the untrue statement or omission; provided, however, that the liability of Investor hereunder shall be limited to an amount equal to the dollar amount of the net proceeds actually received by Investor from the sale of Registrable Shares sold by Investor pursuant to such Shelf Registration Statement or related prospectus.

(c)Investor and Parent agree that if, for any reason, the indemnification provisions contemplated by Section 2.7(a) or Section 2.7(b) are unavailable to or are insufficient to hold harmless an indemnified party in respect of any Claims referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to the applicable offering of securities.  The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  If, however, the allocation in the first sentence of this Section 2.7(c) is not permitted by applicable Law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults, but also the relative benefits of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.7(c) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentences of this Section 2.7(c).  The amount paid or payable by an indemnified party as a result of the Claims referred to above shall be deemed to include (subject to the limitations set forth in Section 2.8) any legal or other out-of-pocket fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Action.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Notwithstanding the foregoing, Investor shall not be liable to contribute any amount in excess of the dollar amount equal to the sum of (i) the net proceeds received by Investor from the sale of Registrable Shares sold by Investor pursuant to such Shelf

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Registration Statement or related prospectus, minus (ii) any amounts paid or payable by Investor pursuant to Section 2.7(b) (except in the case of fraud or willful misconduct by Investor).

2.8Indemnification Procedures.

(a)If an indemnified party shall desire to assert any claim for indemnification provided for under Section 2.7 in respect of, arising out of or involving a Claim or Action against the indemnified party, such indemnified party shall notify Parent or Investor, as the case may be (the “Indemnifying Party”), in writing of such Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto (a “Claim Notice”) promptly after receipt by such indemnified party of written notice of the Claim; provided, that failure to provide a Claim Notice shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure.  The indemnified party shall deliver to the Indemnifying Party, promptly after the indemnified party’s receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Claim; provided, however, that failure to provide any such copies shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure.

(b)The Indemnifying Party shall have the right to assume the defense of any Claim for which indemnification is being sought and if the Indemnifying Party assumes such defense, the Indemnifying Party shall employ counsel for such defense that is reasonably satisfactory to the indemnified party and shall pay all reasonable out-of-pocket fees and expenses incurred in connection with such defense.  Should the Indemnifying Party so elect to assume the defense of a Claim, the Indemnifying Party will not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof, unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Claim and to employ counsel reasonably satisfactory to such indemnified party; or (iii) such indemnified party shall have been advised by counsel that an actual or potential conflict of interest exists if the same counsel were to represent such indemnified party and the Indemnifying Party or any other indemnified party (in which case, if such indemnified party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to not more than one local counsel that may be required in the opinion of such firm) at any time for all indemnified parties hereunder.  If the Indemnifying Party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense (except as provided in the immediately preceding sentence), separate from the counsel employed by the Indemnifying Party.  If the Indemnifying Party chooses to defend any Claim, the indemnified party shall reasonably cooperate in the defense or prosecution thereof.  Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision

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to the Indemnifying Party of records and information that are reasonably relevant to such Claim, and the indemnified party shall use commercially reasonable efforts to make its employees and other representatives available on a mutually convenient basis during regular business hours to provide additional information and explanation of any material provided hereunder.  Whether or not the Indemnifying Party shall have assumed the defense of a Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Claim without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).  The Indemnifying Party may pay, settle or compromise a Claim without the written consent of the indemnified party, so long as such settlement includes (A) an unconditional release of the indemnified party from all liabilities and obligations in respect of such Claim, (B) does not subject the indemnified party to any injunctive relief or other equitable remedy, and (C) does not include a statement or admission of fault, culpability or failure to act by or on behalf of any indemnified party.

2.9Rule 144.  Parent will (i) file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if Parent is not required to file such reports, will, upon the request of Investor, make publicly available other information), (ii) take such further action as Investor may reasonably request, all to the extent required from time to time to enable Investor to sell Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time or (b) any similar rule or regulation hereafter adopted by the SEC, (iii) provide opinion(s) of counsel as may be reasonably necessary in order for Investor to avail itself of any such rule or regulation to allow Investor to sell such Common Stock without registration, and (iv) remove, or cause to be removed, the notation of any restrictive legend on Investor’s book-entry account maintained by Parent’s transfer agent, and bear all costs associated with the removal of such legend in Parent’s books.  Upon the reasonable request of Investor, Parent will deliver to Investor a written statement as to whether Parent has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such written statement.

2.10Transfer of Registration Rights.  The rights of Investor under this Agreement may be assigned to any direct or indirect transferee (including any Affiliate) of Investor permitted under this Agreement and the Merger Agreement who agrees in writing to be subject to and bound by all the terms and conditions of this Agreement.  Parent shall use commercially reasonable efforts to amend or supplement the Shelf Registration Statement or related prospectus as may be necessary in order to reflect any distribution or transfer of Registrable Shares by Investor to any of its direct or indirect equity holders that does not involve a disposition for value upon written notice by any such direct or indirect equity holder to Parent of any such distribution or transfer, provided that any such direct or indirect equity holder provides such information to Parent as may be reasonably requested to effect such amendment or supplement of the Shelf Registration Statement or related prospectus.

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Article III
MISCELLANEOUS

3.1Notices.  Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given, delivered and/or provided (a) when delivered personally or when sent by email of a .pdf attachment (provided, that no notice of non-delivery is generated), or (b) on the next Business Day when dispatched for overnight delivery by Federal Express or a similar courier, in either case, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Parent, to:

Repay Holdings Corporation

3 West Paces Ferry Road, Suite 200

Atlanta, Georgia 30305

Attention: Tyler B. Dempsey, General Counsel (tdempsey@repay.com)

with copy to:

Troutman Pepper Hamilton Sanders LLP

600 Peachtree Street NE, Suite 3000

Atlanta, Georgia 30308

Attention: David W. Ghegan (david.ghegan@troutman.com)

Brendan J. Thomas (brendan.thomas@troutman.com)

Heather M. Ducat (heather.ducat@troutman.com)

if to Investor, to:

BillingTree Parent, L.P.
c/o Parthenon Capital Partners
4 Embarcardero Center, Suite 3610
San Francisco, CA 94111
Attention:Zach Sadek
Tom Hough

Paul Marnoto
E‑mail:zachs@parthenoncapital.com
thomash@parthenoncapital.com
pmarnoto@parthenoncapital.com

with a copy to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

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Facsimile: (312) 862‑2200

Attention: Jeffrey Seifman, P.C.

Shelly M. Hirschtritt, P.C.

Katherine M. Bryan

Email: jseifman@kirkland.com

shirschtritt@kirkland.com

katherine.bryan@kirkland.com

3.2Waiver. No failure by any Party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition, regardless of how long such failure continues.

3.3Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the Parties.

3.4Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard exclusively in the state or federal courts of the State of Delaware, and the parties irrevocably agree to jurisdiction and venue therein.

3.5WAIVER OF JURY TRIAL.  EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE PERFORMANCE OF SERVICES THEREUNDER OR RELATED THERETO.  EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A CLAIM, (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.5.

3.6Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this

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Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

3.7Further Action. The Parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.

3.8Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of an electronic transmission, including by a facsimile machine, .PDF or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of electronic transmission by a facsimile machine, .PDF or via email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

3.9Entire Agreement. This Agreement and the Merger Agreement embody the entire agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

3.10Remedies. To the fullest extent permitted by applicable Law, any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law.

3.11Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document, or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof, and references to all attachments thereto and instruments incorporated therein. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including by succession of comparable successor Laws.  All references

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to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified.  When calculating the period of time before which, within which or following which, any act is to be done or step taken under this Agreement, the date that is the reference date in calculating such period will be included, and if the last day of a period measured in Business Days is a non-Business Day, the period in question will end on the next succeeding Business Day. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

3.12Amendments.  This Agreement may be amended or modified in writing by Parent and Investor.

3.13Term. This Agreement shall terminate upon the earlier of (i) the tenth anniversary of the date of this Agreement or (ii) the date as of which all of the Registrable Securities have been sold. The provisions of Sections 2.7, 2.8 and 2.9 shall survive any termination.

[Signature Pages Follow.]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

PARENT:

REPAY HOLDINGS CORPORATION

By:   /s/ John A. Morris

Name:  John A. Morris

Title:  Chief Executive Officer

Signature Page to Registration Rights Agreement

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INVESTOR:

BILLINGTREE PARENT, L.P.

By:   /s/ Christine Lee

Name:  Christine Lee

Title:  Authorized Signatory

Signature Page to Registration Rights Agreement

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